Exhibit 10.5

LOAN AGREEMENT

Loan Agreement dated as of 25 June 2009, between Globalstar, Inc., a Delaware corporation (the “Borrower”), and Thermo Funding Company LLC, a Colorado limited liability company (the “Lender”).

Recitals:

1.                                       The Borrower is party to the COFACE Facility Agreement dated 5 June 2009 (the “COFACE Agreement”), between, among others, the Borrower, BNP Paribas as the Security Agent and the COFACE Agent (“Paribas”) and the lenders thereunder, pursuant to which the Borrower will borrow up to $586,342,000.

2.                                       It is a condition precedent to any borrowings under the COFACE Agreement that the Borrower establish an account with Paribas under the Accounts Agreement (as defined in the COFACE Agreement) entitled the Debt Service Reserve Account (the “DSRA”) with an initial  balance of $46,773,000 million in cash and guarantee obligations.

3.                                       Thales Alenia Space France (“Thales”) has entered into a Guarantee dated as of 5 June 2009 (the “Guarantee”), pursuant to which, under certain circumstances, Thales will pay up to $12.5 million to the Borrower for deposit in the DSRA.

4.                                       To induce Thales to enter into the Guarantee, the Lender has entered into a Reimbursement Agreement dated 5 June 2009 (the “Reimbursement Agreement”), with Thales.

5.                                       The Lender has entered into a Cash Contribution Agreement with Arianespace   dated on or about the date hereof and with Hughes Network Systems LLC (“Hughes”) dated 17 June 2009 (together the “Contribution Agreements”), pursuant to which the Lender may borrow up to $10 million from each of Arianespace and Hughes.

6.                                       The Lender has agreed to lend an additional $5 million to Borrower to complete the funding of the DSRA.

The Borrower and the Lender hereby agree as follows:

1.                                       Loans.

a.                                                                                       On the date hereof, (i) the Lender is borrowing, in aggregate, $20,000,000 from Arianespace and Hughes pursuant to the Contribution Agreements and (ii) the Borrower is borrowing an additional $5 million directly from Lender.

b.                                                                                      On the date hereof, the Lender has directed Arianespace and Hughes to advance such funds directly to the Borrower for deposit in the DSRA and the Lender has deposited $5 million in the DSRA.  Such funds shall be deemed to be a loan by the Lender to the Borrower.

c.                                                                                       If at any time Thales makes any payment to the Borrower pursuant to the Guarantee, the amount of such payment shall be deemed to be an additional loan from the Lender to the Borrower.

d.                                                                                      Any loans made or deemed to be made by the Lender to the Borrower pursuant to 1(b) or 1(c), together with all accrued and unpaid interest capitalized pursuant to 2(b), are referred to in this Agreement as the “Loans.”

e.                                                                                       The Loans shall not be evidenced by a note.

2.                                       Interest.

a.                                                                                       Interest on the outstanding principal amount of the Loans shall accrue at the rate of 12% per annum, payable monthly in arrears on the last day of each month.

b.                                                                                      Interest accruing on the Loans as provided in 2(a) shall not be payable in cash but shall be capitalized and added to the outstanding principal amount of the Loans.

3.                                       Payments.

a.                                                                                       The Borrower shall make cash payments to the Lender with respect to the Loans when and as permitted by Clauses 5.2(b)(i) or 9.3(b) of the Accounts Agreement or Clause 7.3(a) or 7.4(a) of the COFACE Agreement.

b.                                                                                      The Loans shall become immediately due and payable in full upon:

(i)                                     any Borrower Change in Control (as defined in the COFACE Agreement) or

(ii)                                  any acceleration of the maturity of the loans under the COFACE Agreement,

provided that the Lender will not take any action to recover any sum due in accordance with this clause 3b. unless permitted by and in accordance with the Subordination Deed.

c.                                                                                       Unless previously paid, the Loans shall be due and payable six months after all obligations under the COFACE Agreement have been paid in full.

4.                                       Subordination. All obligations of the Borrower to the Lender under this Agreement are subordinated to the Borrower’s obligations under the COFACE Agreement and are subject to the provisions of the Subordination Deed between the Borrower, the Lender, BNP Paribas, as COFACE Agent, and BNP Paribas, as Security Agent, dated 22 June 2009, a copy of which is attached hereto as Exhibit A.  The Subordination Deed is for the benefit of and enforceable by the lenders under the COFACE Agreement provided that the Lender may not require the Borrower to do anything under this Agreement which is inconsistent with the obligations of the parties to the Subordination Deed or seek any remedies for the failure of the Borrower to do anything under this Agreement that is inconsistent with the Borrower’s obligations under the Subordination Deed or the other Finance Documents (as such term is defined in the COFACE Agreement).

5.                                       Warrant. As additional consideration for the Lender entering into this Agreement and making the Loans, on the date hereof the Borrower is issuing to the Lender a warrant (the “Warrant”) in the form attached hereto as Exhibit B.

6.                                       Representations and Warranties of the Borrower.  The Borrower represents and warrants to the Lender, with respect to the transactions contemplated hereby (collectively, the “Transaction”) as of the date hereof, as follows:

a.                                       Organization and Authority. The Borrower has all requisite power and authority to enter into this Agreement and to consummate the Transaction. The Borrower is duly incorporated and validly existing under the laws of the State of Delaware.  The execution and delivery by the Borrower of this Agreement and the Warrant and the consummation by the Borrower of the Transaction have been duly authorized. This Agreement and the Warrant, when duly executed and delivered by the Borrower, will constitute a legal, valid, and binding obligations of the Borrower, enforceable against it in accordance with their respective terms, except as the enforcement hereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles whether in a proceeding in equity or at law.

b.                                                                                      Noncontravention. The execution and delivery of this Agreement and the Warrant, the consummation of the Transaction and the fulfillment of and compliance with the terms and conditions hereof and thereof do not and will not with the passing of time or giving of notice (i) result in a violation of the organizational documents of the Borrower, (ii) violate any law, rule, regulation, provision of any judicial or administrative order, award, judgment or decree applicable to the Borrower, or (iii) conflict with, result in a breach of or right to cancel or constitute a default under any agreement, or instrument to which the Company is a party, by which the Borrower is bound or to which the Borrower is subject.

c.                                                                                       Title.  Upon exercise of the Warrant in accordance with its terms, the Lender will obtain good, valid and transferable title to the shares subject to the Warrant (the “Warrant Shares”) free and clear of all liens, claims and encumbrances whatsoever, and all of the Warrant Shares when issued will be validly authorized, duly issued and outstanding, fully paid and non-assessable.

d.                                                                                      Shares.  The Borrower is issuing the Warrant and any Warrant Shares pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933 (the “Securities Act”).

e.                                                                                       Broker.  No officer, director, employee or third party shall be entitled to receive any brokerage commissions or similar compensation in connection with the Transaction contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Borrower.

f.                                                                                         Acknowledgement.  The Borrower acknowledges that the Lender has not made any representations or warranties to it except to the extent of the representations and warranties of the Lender in this Agreement.

7.                                       Representations and Warranties of the Lender. The Lender hereby represents and warrants to the Borrower as follows:

a.                                                                                       Organization and Authority.  The Lender has all requisite power and authority to enter this Agreement and to consummate the Transactions contemplated hereby.  The Lender is duly organized or formed and validly existing as a limited liability company and in good standing  under the laws of the State of Colorado. The execution and delivery by the Lender of this Agreement and the consummation by the Lender of the Transaction have been duly authorized. This Agreement, when duly executed and delivered by the Lender will constitute a legal, valid and binding obligation of the Lender in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles whether in a proceeding in equity or at law.

b.                                                                                      Noncontravention. The execution and delivery of this Agreement, the consummation of the Transaction and the fulfillment of and compliance with the terms and conditions hereof do not and will not with the passing of time or giving of notice (i) result in a violation of the organizational documents of the Lender, (ii) violate any law, rule, regulation, provision of any judicial or administrative order, award, judgment or decree applicable to the Lender or (iii) conflict with, result in a breach of or right to cancel or constitute a default under any agreement or instrument to which the Lender is a party, by which the Lender is bound or to which the Lender is subject.

c.                                                                                       Securities Act.  The Lender is acquiring the Warrant and any Warrant Shares for its own account for investment only and not with any view towards the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act.

d.                                                                                      Lender’s Qualifications. The Lender is an “accredited investor” as such term is defined in Regulation D under the Securities Act of 1933 (the “Securities Act”).

e.                                                                                       Transfer or Resale.  The Lender understands that the Warrant and any Warrant Shares have not been and are not being registered under the Securities Act or any state securities laws and may not be offered for sale, sold, assigned or transferred without registration under the Securities Act or an exemption therefrom, and that the for exemption of the Transaction is Section 4(2) of the Securities Act. The Lender understands that a legend restricting transfer except in compliance with the Securities  Act will be reflected on the certificates or records representing the Warrant and any Warrant Shares.

f.                                                                                         Broker.  No officer, director, employee or third party shall be entitled to receive any brokerage commissions or similar compensation in connection with the Transaction contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Lender.

g.                                                                                      Acknowledgements.  The Lender acknowledges that the Borrower has not made any representations or warranties to it except to the extent of the representations and warranties of the Borrower in this Agreement.

8.                                       Reporting.  Each party is responsible for making and shall make its own required reports with the Securities and Exchange Commission and NASDAQ regarding the Transaction.

9.                                       Survival. The representations and warranties of the Lender and the Borrower contained in Sections 6 and 7 and the covenant in Section 8 shall survive this Agreement.

10.                                 Successors and Assigns.  Neither party may assign this Agreement or its rights or obligations hereunder without the prior written consent of the other party. Subject to the preceding, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

11.                                 Severability.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

12.                                 Entire Agreement; Amendment.  This Agreement supersedes all other prior oral or written agreements between the Lender, the Borrower, and their respective affiliates and persons acting on their behalf with respect to the matters discussed herein, and, except as specifically set forth herein, neither the Lender nor the Borrower makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be amended, waived, terminated or otherwise modified other than by an instrument in writing signed by the Lender and the Borrower. Any amendment to this Agreement made in conformity with the provisions of this Section 12 shall be binding on all parties.  No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is subject.

13.                                 Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and the respective successors, legal representatives and assigns of each.

14.                                 Counterparts.   This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed one and the same instrument.

15.                                 Applicable Law.  This Agreement shall be governed by the laws of the State of Delaware, without regard to the choice of law rules thereof.

Signatures are on the following pages.

IN WITNESS WHEREOF, this Agreement has been duly executed by each of the parties hereto as of the date first above written.

THERMO FUNDING COMPANY LLC

By:	/s/ James Monroe III
Printed Name: James Monroe III
Title: Manager

GLOBALSTAR, INC.

By:	/s/ Fuad Ahmad
Printed Name: Fuad Ahmad
Title: Senior Vice President and CFO